Exhibit 99.1

First Quarter Investor Relations Update
April 9, 2019

General Overview

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Fleet - On March 7, 2019, the company announced the unplanned removal of 14 737-800 aircraft from service for remediation work following the installation of new aircraft interiors, resulting in the cancellation of approximately 940 flights in the first quarter. Work on three of the aircraft was completed in March and the other aircraft will be returned to service throughout April with all aircraft expected to be back in service by the end of the month.
In addition, on March 13, 2019, the Federal Aviation Administration (FAA) grounded all U.S.-registered Boeing 737 MAX aircraft. The American Airlines fleet currently includes 24 Boeing MAX 8 aircraft with an additional 76 aircraft on order from Boeing. The company is complying with the FAA directive and as a result cancelled approximately 1,200 flights in the first quarter.
The company has announced further flight cancellations through June 5, 2019 assuming that its 737 MAX 8 aircraft will not be available through that date. The financial costs of this disruption in future periods cannot be forecasted at this time and will be dependent upon a number of factors, including the period of time the aircraft are unavailable and the circumstances of any reintroduction of the aircraft to service.

●	Capacity - ASMs for the first quarter were slightly higher than previous guidance due to a better completion factor offset, in part, by the flight cancellations outlined above.

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Revenue - The company now expects its first quarter total revenue per available seat mile (TRASM) to be approximately flat to up 1.0 percent year-over-year vs. its previous guidance of flat to up 2.0 percent. This change is due primarily to the impact of the government shutdown, the grounding of the company’s MAX fleet, and the removal from service of the 14 737-800 aircraft.

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Special items - The company expects its total pre-tax net special items in the first quarter will be approximately $70 million[1]. Net special items principally include fleet restructuring expenses, merger integration expenses and mark-to-market adjustments for equity investments.

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CASM - The company now expects first quarter consolidated CASM excluding fuel and special items to be up approximately 3.0 percent[1] year-over-year. This decrease from previous guidance is due to lower than anticipated salaries and benefits expense.

●	Fuel - The company expects to pay an average of between $2.02 and $2.07 per gallon of mainline jet fuel (including taxes) in the first quarter.

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Pre-tax margin - The company now expects its first quarter pre-tax margin excluding special items to be approximately 2.0 to 4.0 percent. While the company’s CASM (excluding fuel and special items) improvement was greater than the reduction in TRASM guidance, pre-tax margin estimates are lower due to the increase in fuel prices.

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Liquidity - As of March 31, 2019, the company had approximately $7.2 billion in total available liquidity, comprised of unrestricted cash and investments of $4.4 billion and $2.8 billion in undrawn revolver capacity. The company also had a restricted cash position of $156 million.

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Shares outstanding - The fully diluted weighted average sharecount for the first quarter was approximately 454 million. During the first quarter of 2019, the company repurchased 16.7 million shares at a total cost of $600 million.

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Capex - Non-aircraft capex is now expected to be approximately $531 million in the first quarter. This increase from previous guidance is driven by the timing of certain projects. The company does not anticipate any change to its previous full-year non-aircraft capex guidance of $1.7 billion.

Notes:

1.	For a reconciliation of special items (including the company’s estimates for the first quarter), please see the GAAP to non-GAAP reconciliation at the end of this document.

Please refer to the footnotes and the forward looking statements page of this document for additional information

First Quarter Investor Relations Update
April 9, 2019

1st Quarter 2019
	Previous Guidance	Current Guidance
	1/24/2019	4/9/2019
Consolidated Guidance[1]
Available Seat Miles (ASMs) (bil)	~66.6	~66.7
Cargo Revenues ($ mil)[2]	~235	~218
Other Revenues ($ mil)[2]	~705	~708
Total Revenue per ASM (TRASM)	+0% to +2%	+0% to +1%
Average Fuel Price (incl. taxes) ($/gal)	1.97 to 2.02	2.02 to 2.07
Fuel Gallons Consumed (mil)	~1,033	~1,052
CASM ex fuel and special items (YOY % change)[3]	+3% to +5%	+2% to +4%
Interest Income ($ mil)	~(39)	~(33)
Interest Expense ($ mil)	~272	~271
Other Non-Operating (Income)/Expense ($ mil)[4]	~(43)	~(39)
Pre-tax Margin excluding special items	+2.5% to +4.5%	+2% to +4%

CAPEX Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft CAPEX	~(425)	~(531)
Gross Aircraft CAPEX & net PDPs	~(778)	~(770)
Assumed Aircraft Financing	~860	~748
Net Aircraft CAPEX & PDPs[5]	~82	~(22)
Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Cargo/Other revenue includes cargo revenue, loyalty program revenue, and contract services.
3.	CASM ex fuel and special items is a non-GAAP financial measure.
4.
Other Non-Operating (Income)/Expense primarily includes non-service related pension and retiree medical benefit income/costs, gains and losses from foreign currency, and income/loss from the company’s approximate 25% ownership interest in Republic Airways Holdings Inc.

5.	Numbers may not recalculate due to rounding.

Please refer to the footnotes and the forward looking statements page of this document for additional information

First Quarter GAAP to Non-GAAP Reconciliation
April 9, 2019

The company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding special items and fuel (non-GAAP measure). Management uses total operating costs excluding special items and fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. Additionally, special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and special items allow management an additional tool to understand and analyze the company’s non-fuel costs and core operating performance. Additionally, the table below presents the reconciliation of other non-operating expense (GAAP measure) to other non-operating expense excluding special items (non-GAAP measure). Management uses this non-GAAP financial measure to evaluate the company’s current performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to understand the company’s core operating performance.

American Airlines Group Inc. GAAP to Non-GAAP Reconciliation

	1Q19 Range
	Low	High
Consolidated[1]
Consolidated operating expenses	$10,137	$10,344
Less fuel expense	2,125	2,178
Less special items	140	140
Consolidated operating expense excluding fuel and special items	7,872	8,026
Consolidated CASM (cts)	15.20	15.51
Consolidated CASM excluding fuel and special items (Non-GAAP) (cts)	11.80	12.03
YOY (%)	2.0%	4.0%
Consolidated ASMs (bil)	66.7	66.7

Other non-operating (income)/expense[1]
Other non-operating (income)/expense	$(109)	$(109)
Less special items	(70)	(70)
Other non-operating (income)/expense excluding special items	(39)	(39)

Notes:	Amounts may not recalculate due to rounding.
1.	Net special items principally include fleet restructuring expenses, merger integration expenses and mark-to-market adjustments for equity investments.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
April 9, 2019
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the Securities Act), the Securities Exchange Act of 1934, as amended (the Exchange Act), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2018 (especially in Part I, Item 1A. Risk Factors, and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the company's other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Please refer to the footnotes and the forward looking statements page of this document for additional information